Exhibit 24.1

POWER OF ATTORNEY
WHEREAS, BURLINGTON NORTHERN SANTA FE, LLC, a Delaware limited liability company (the “Company”), will file with the U.S. Securities and Exchange Commission, under the provisions of the Securities Exchange Act of 1934, as amended, its Annual Report on Form 10-K for the fiscal year ended December 31, 2013; and
WHEREAS, the undersigned serve the Company in the capacity indicated;
NOW, THEREFORE, the undersigned hereby constitutes and appoints JULIE A. PIGGOTT or JUDY K. CARTER, her attorney with full power to act for her in her name, place and stead, to sign her name in the capacity set forth below, to the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2013, and to any and all amendments to such Annual Report on Form 10-K, and hereby ratifies and confirms all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been executed by the undersigned this 28th day of February, 2014.

/s/ Warren E. Buffett	/s/ Marc D. Hamburg
Warren E. Buffett, Manager	Marc D. Hamburg, Manager

/s/ Matthew K. Rose	/s/ Carl R. Ice
Matthew K. Rose, Manager and Chairman and Chief Executive Officer	Carl R. Ice, Manager and President and Chief Operating Officer

/s/ Gregory C. Fox	/s/ Julie A. Piggott
Gregory C. Fox, Manager	Julie A. Piggott, Manager and Executive Vice President and Chief Financial Officer

/s/ Stevan B. Bobb	/s/ Roger Nober
Stevan B. Bobb, Manager	Roger Nober, Manager

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